Exhibit 10.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of October 18, 2004 among ViroLogic, Inc., a Delaware corporation (“Parent”), Apollo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Apollo Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”) and ACLARA BioSciences, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The parties hereto entered into an Agreement and Plan of Merger and Reorganization dated as of May 28, 2004 (the “Merger Agreement”), pursuant to which the parties have agreed to effect (1) a merger of Merger Sub I with and into the Company (“Merger I”) in accordance with the Delaware General Corporation Law, and (2) immediately following the effectiveness of Merger I, a merger of the Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (“Merger II,” and together with Merger I, the “Transaction”). Upon consummation of the Transaction, the Company will cease to exist.

B. The parties hereto wish to amend the Merger Agreement for the limited purposes set forth herein.

C. Certain capitalized terms used in this Amendment No. 1 to the Agreement and Plan of Merger and Reorganization (the “Amendment”) shall have the meaning given them in the Merger Agreement, unless the context requires otherwise.

D. Concurrently with the execution of this Amendment and as a condition and inducement to Parent’s and the Company’s willingness to enter into this Amendment, certain stockholders of the Company are entering into voting agreements in substantially the form attached hereto as Exhibit B and registration rights agreements in substantially the form attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENT OF MERGER AGREEMENT

1.1 Amendment of Contingent Value Rights Agreement. The Contingent Value Rights Agreement, in the form attached as Exhibit A to the Merger Agreement, is hereby deleted in its entirety and replaced with the form of amended and restated Contingent Value Rights Agreement attached hereto as Exhibit A.

1.2 Amendment of Definition of End Date. Section 7.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“by either the Company or Parent if Merger I shall not have been consummated by January 31, 2005 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of Merger I to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;”

1.3 Amendment of Continuity Percentage. The first paragraph of Section 6.1(g) of the Merger Agreement, paragraph 16 of Exhibit E to the Merger Agreement and paragraph 12 of Exhibit F to the Merger Agreement are each hereby amended by deleting “50%” and replacing it with “45%”.

1.4 Amendment of Definition of Total Merger Consideration. Section 6.1(g)(ii) of the Merger Agreement, paragraph 16(b) of Exhibit E to the Merger Agreement and paragraph 12(b) of Exhibit F to the Merger Agreement are each hereby deleted in their entirety and replaced with the following:

“‘Total Merger Consideration’ means the sum of (1) the Continuity Value of the Parent Common Stock to be received by holders of outstanding Company Common Stock in the aggregate as of the Effective Time of Merger I, (2) $0.88 multiplied by the number of Contingent Value Rights to be received by holders of outstanding Company Common Stock as of the effective time of Merger I, (3) the amount of cash to be paid by Parent to Company stockholders perfecting dissenters’ rights or appraisal rights, and (4) the amount of cash to be paid by Parent in lieu of fractional shares of Company Common Stock.”

ARTICLE II

ADDITIONAL PROVISIONS

2.1 Entire Agreement and Modification. Without limiting any of the provisions of Section 8.5 of the Merger Agreement, the Merger Agreement, as amended by this Amendment, and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein or in the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of the Merger Agreement, as amended.

2.2 Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

2.3 Headings. The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4 Severability. In the event that any provision of this Amendment or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

VIROLOGIC, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chief Executive Officer

ACLARA BIOSCIENCES, INC.

By:	/s/ Thomas G. Klopack
Name:	Thomas G. Klopack
Title:	Chief Executive Officer

APOLLO ACQUISITION SUB, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	President

APOLLO MERGER SUBSIDIARY, LLC

By:	/s/ William D. Young
Name:	William D. Young
Title:	President and CEO

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION